UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K amends the report on Form 8-K (the “Original Report”) filed by Xerium Technologies, Inc. with the Securities and Exchange Commission on November 11, 2008 to provide additional information in Item 5.02(d) regarding the committees of the Board of Directors (the “Board”) to which Jay Gurandiano, David Maffucci and John G. Raos have been appointed.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(d) of the Original Report is hereby amended and restated in its entirety. The remainder of the disclosure in Item 5.02 of the Original Report remains unchanged, and is incorporated by reference herein.

(d) On November 4, 2008, the Board elected the following individuals to fill the vacancies created by the departure of Messrs. Aiken, Thompson and Saunders, effective December 1, 2008: Jay Gurandiano, David Maffucci and John G. Raos. Each of Messrs. Gurandiano, Maffucci and Raos has been appointed to serve on the Audit and Compensation Committees of the Board, and Messrs. Gurandiano and Raos have been appointed to serve on the Nominating and Corporate Governance Committee. Mr. Gurandiano was elected chairman of the Nominating and Corporate Governance Committee, and Mr. Raos was elected chairman of the Compensation Committee. The Board has determined that Mr. Maffucci is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008	XERIUM TECHNOLOGIES, INC.

	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Executive Vice President and Chief Financial Officer